Exhibit 10.14

EBR Systems, Inc.

2021 Equity Incentive Plan

Australian Sub-Plan

The following terms and conditions (the “Australian Sub-Plan”) shall apply to the Award of Options and Restricted Stock Unit Awards (“RSUs”) granted to Participants under the EBR Systems, Inc. 2021 Equity Incentive Plan (the “Plan”) who are resident in Australia. This Australian Sub-Plan shall be deemed a part of the Plan and may be amended in accordance with Section 2(b) of the Plan or terminated by the Board in accordance with Section 10 of the Plan. Together the Plan, Australian Sub-Plan and any documents under the Plan constitute the offer document for participation in the Plan by employees who are resident in Australia and rights to purchase Common Stock are offered subject to and in accordance with the terms of these documents. In the event of a conflict or inconsistency, whether explicit or implied, between the provisions of the Plan and the Australian Sub-Plan, the latter shall govern and prevail.

If you are employed in Australia, the following terms and conditions apply to your participation in the Plan.

1	General.

(a)	Eligibility. Awards of Options and RSUs may be granted under the Plan to Residents of Australia that are Employees, Directors and Consultants of the Company or a Qualifying Subsidiary.

(b)	Governing rules. Awards under the Australian Sub Plan shall be governed by the Plan, as modified by this Australian Sub Plan. By participating in the Plan, you agree to be bound by the terms of the Plan, as supplemented for implementation in Australia by this Australian Sub-Plan, and the terms of the Plan and Australian Sub-Plan.

(c)	Inapplicable Plan conditions. Sections 5(l) and 8(k) of the Plan shall not apply to Awards under the Australian Sub Plan.

(d)	Application of Subdivision 83A-C. Subject to the requirements of the ITAA 1997, Subdivision 83A-C of the ITAA 1997 applies to Awards under the Australian Sub Plan.

(e)	Options and RSUs apply to Common Stock. For the avoidance of doubt, Options and RSUs may only be granted under the Australian Sub Plan in respect of Common Stock of the Company or CDIs relating to Common Stock.

(f)	Transferability of Options and RSUs. The Board will only exercise its powers under Section 5(e) of the Plan to permit transfer of Options and RSUs to which this Australian Sub-Plan applies in exceptional circumstances or cases of financial hardship and in accordance with all applicable laws and ASIC Class Order CO 14/1000.

(g)	No Advice. Any advice given in connection with an offer to participate in the Plan is general advice only. You should consider obtaining your own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice, and your own tax advice from a qualified professional adviser having regard to your personal circumstances.

(h)	Information. At your request, EBR Systems, Inc. will provide you with the following information, by email or other form of written communication within a reasonable period following receipt of your request:

(i)	the US dollar or Australian dollar equivalent of the current market price of a share of the common stock or CDIs representing the common stock of EBR Systems, Inc.; and

(ii)	the US dollar or Australian dollar equivalent of the Fair Market Value (as defined in the Plan) as at the date of the request, of a share of the common stock or CDIs representing the common stock of EBR Systems, Inc. and the US dollar equivalent of the purchase price, if such price were determined based on the Fair Market Value on such date, as calculated under the Plan.

2	Definitions.

(a)	Capitalized terms contained herein shall have the same meanings given to them in the Plan (or any applicable addendum) (where applicable) or as indicated in Section 2(b) below.

(b)	In this Australian Sub Plan, the following definitions will apply to the capitalized terms indicated below.

(i)	“ITAA 1936” means the Income Tax Assessment Act 1936 (Cth).

(ii)	“ITAA 1997” means the Income Tax Assessment Act 1997 (Cth).

(iii)	“Qualifying Subsidiary” means a Subsidiary that is a subsidiary as defined in s.995-1 of the ITAA 1997.

(iv)	“Resident of Australia” means a person that is a resident of Australia within the meaning given in section 6 of the ITAA 1936 at the time an Award is granted.